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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TROPICANA ENTERTAINMENT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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TROPICANA ENTERTAINMENT INC.
3930 HOWARD HUGHES PARKWAY, 4TH FLOOR
LAS VEGAS, NEVADA 89169

April 8, 2011

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tropicana Entertainment Inc. (the "Company"), to be held at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, on Monday, May 2, 2011, at 1:00 p.m. local time (the "Annual Meeting").

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

  •
  first, a proposal to elect six directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  •
  second, a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  •
  third, a proposal on an advisory vote on executive compensation;

  •
  fourth, a proposal on an advisory vote on the frequency of the advisory vote on executive compensation; and

  •
  such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

        Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the annual meeting. The Proxy Statement describes each of these items of business in more detail.

        Your vote is very important regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Daniel A. Ninivaggi
 Interim President and Chief Executive Officer

TROPICANA ENTERTAINMENT INC.
3930 HOWARD HUGHES PARKWAY, 4TH FLOOR
LAS VEGAS, NEVADA 89169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2011

To the Stockholders of Tropicana Entertainment Inc.:

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Tropicana Entertainment Inc., a Delaware corporation (the "Company"), will be held on Monday, May 2, 2011, at 1:00 p.m. local time, at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, and at any adjournments or postponements thereof (the "Annual Meeting"), for the following purposes, as are more fully described in the accompanying Proxy Statement:

  1.
  to elect six directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  2.
  to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  3.
  to hold an advisory vote on executive compensation;

  4.
  to hold an advisory vote on the frequency of the advisory vote on executive compensation; and

  5.
  to transact such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

        Only holders of record of the Company's common stock at the close of business on March 18, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

        YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY VIA TELEPHONE OR THE INTERNET AS PROVIDED FOR IN THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS,

Lance J. Millage
 Secretary

Las Vegas, Nevada
April 8, 2011

TROPICANA ENTERTAINMENT INC.
3930 HOWARD HUGHES PARKWAY, 4TH FLOOR
LAS VEGAS, NEVADA 89169

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2011

        This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tropicana Entertainment Inc., a Delaware corporation ("we", "us", "our" or the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of the Company's stockholders to be held on Monday, May 2, 2011, at 1:00 p.m. local time, at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, and at any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, holders of the Company's common stock, $0.01 par value per share ("Common Stock"), will be asked to vote upon:

  (i)
  the election of six directors to serve on the Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  (ii)
  the ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

  (iii)
  an advisory vote on executive compensation;

  (iv)
  an advisory vote on the frequency of the advisory vote on executive compensation; and

  (v)
  any other business that properly comes before the Annual Meeting.

        This Proxy Statement, the accompanying proxy card ("Proxy Card") and the Company's Annual Report on Form 10-K are first being mailed to the Company's stockholders on or about April 13, 2011. The address of the principal executive offices of the Company is 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

        Only holders of record of Common Stock at the close of business on March 18, 2011 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 26,312,500 shares of Common Stock outstanding and entitled to vote. The holders of a majority in voting power of the issued and outstanding shares of Common Stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Each of the Company's stockholders is entitled to one vote for each share of Common Stock held as of the Record Date. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Voting of Proxies; Votes Required

        All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted: (i) "FOR" the election of each director nominee listed on the Proxy Card, (ii) "FOR" the ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011, (iii) "FOR" the proposal regarding an advisory vote on executive compensation, and (iv) "ONE YEAR" for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation. The Company's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion made for adjournment of the Annual Meeting.

        You may submit your proxy by mail, telephone or the internet. Proxies submitted by any of those methods will be treated in the same manner. If you are a stockholder of record, you may submit your proxy by signing and returning the enclosed Proxy Card by mail, telephone at 1-800-560-1965 or on the internet at www.eproxy.com/tpca. If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other nominee.

        Whether the proxy is submitted by mail, telephone or the internet, any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, at 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169, or (ii) attending the Annual Meeting and voting in person. However, the mere presence at the Annual Meeting of the stockholder does not revoke the proxy. If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.

        Unless revoked as stated above, the shares of Common Stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting.

Abstentions and Broker Non-Votes

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the six nominees who receive the highest number of votes will be elected as directors. In the election of directors, you may vote "FOR" all of the nominees or indicate on the Proxy Card that you are withholding authority to vote for one or more of the nominees. Votes withheld will have no effect on the outcome of the election of directors. The proposal to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation require the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For the advisory vote on the frequency of the advisory vote on executive compensation, you may vote "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN." Abstentions will have no effect on the outcome of the advisory vote on the frequency of the advisory vote on executive compensation. For the other items of business, you may vote "FOR," "AGAINST," or "ABSTAIN." If you elect to "ABSTAIN" on such other items of business, the abstention has the same effect as a vote "AGAINST."

        A broker non-vote occurs where a proxy received from a broker or a financial institution indicates that the nominee has not received instructions on a particular proposal and does not have discretionary authority to vote the shares on such proposal. If a broker or other financial institution holds a client's shares in its name and the client does not provide voting instructions to them, that firm has discretion to vote such shares for certain routine matters. The ratification of the appointment of our independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with the proposal. On the other hand, the broker or other financial institution that holds a client's shares in its name does not have discretion to vote such shares for non-routine matters. The election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation, are considered non-routine matters and the broker or other financial institution that holds a stockholder's shares in its name may not vote on these items absent instruction from the client. Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but are not considered entitled to vote on the non-routine items. Therefore, broker non-votes will be counted for purposes of determining whether there is a quorum but broker non-votes will have no effect on the outcome of the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of the advisory vote on executive compensation because the broker non-votes are not counted for purposes of those proposals and the vote required to pass such proposals is a plurality or majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, as applicable.

Inspector of Election

        A representative of Wells Fargo Shareowner Services will tabulate the votes and act as the inspector of election.

Solicitation of Proxies and Expenses

        Proxies are being solicited hereby on behalf of the Company. The Company's current executive officers are participants in the solicitation of proxies. The Company will bear the cost of the solicitation of proxies from its stockholders, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, e-mail or in person. Such directors, officers and employees will not be specifically compensated for such services. Arrangements may also be made with brokers, custodians, nominees, and other record holders to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and other record holders, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in connection therewith.

 PROPOSAL 1

ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)

        At the Annual Meeting, holders of Common Stock will be asked to vote on the election of six directors who will constitute the full Board of Directors. Our Board of Directors is presently comprised of seven members. The Board of Directors voted to decrease the authorized number of directors from seven to six effective upon the election of directors by the Company's stockholders at the Annual Meeting and, after considering the recommendation of the Nominating and Governance Committee, nominated each of Messrs. Daniel A. Cassella, Hunter C. Gary, Carl C. Icahn, James L. Nelson, Daniel A. Ninivaggi and Daniel H. Scott for election as directors at the Annual Meeting to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified. As a result of the decrease in the authorized number of directors, Mr. Stephen H. Deckoff will no longer be a director of the Company when his current term expires at the Annual Meeting. All of the nominees listed below currently serve on the Board of Directors.

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the six individuals who receive the highest number of votes will be elected as directors. Because we did not receive advance notice under our bylaws (the "Bylaws") of any stockholder nominees for director, the 2011 election of directors is an uncontested election. Votes withheld and broker non-votes will have no effect on the election of directors. Your brokerage firm or other nominee may no longer vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the six nominees for director, because the election of directors is no longer considered a routine matter.

        Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders for a substitute nominee as directed by the Board of Directors.

        There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company, other than as indicated below. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company other than arrangements or understandings with any such director, nominee and/or executive officer acting in his capacity as such. See "—Information Regarding the Director Nominees."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Selection of Nominees for Director

        The Board of Directors seeks directors who will enhance the quality of the Board of Directors' deliberations and decisions. The Nominating and Governance Committee has adopted certain policies regarding director nominations that provide that the Board of Directors shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board of Directors will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Governance Committee will review and evaluate each candidate's character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company's stockholders), as well as the overall composition of the Board of Directors, and recommend to the Board of Directors for its approval the slate of directors to be nominated for election at the annual meeting of the Company's stockholders. In general, the Company seeks a Board of Directors that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

        In considering possible candidates for election as a director, the Nominating and Governance Committee is guided by the principle that each director should:

  •
  be an individual of high character and integrity;

  •
  be accomplished in his or her respective field, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  be able to work with the other members of the Board of Directors and contribute to the success of the Company;

  •
  represent the long-term interests of the Company's stockholders as a whole; and

  •
  be selected such that the Board of Directors represents a diversity of perspectives and a broad range of experiences.

        Each director must be at least 18 years of age. The Nominating and Governance Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

Information Regarding the Director Nominees

        Set forth in the table below are the names, ages, position or positions, and biographical information of our nominees for election as directors. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve on the Board of Directors, if elected.

Name	Age	Position With The Company	Director Since
Daniel A. Ninivaggi(c)	46	Director, Interim President and Chief Executive Officer	2011
Daniel A. Cassella(a)	64	Director	2010
Hunter C. Gary(b)	36	Director	2010
Carl C. Icahn(b)(c)	75	Chairman of the Board of Directors	2010
James L. Nelson(a)(c)	61	Director	2010
Daniel H. Scott(a)	55	Director	2010

(a)
Member of the Audit Committee

(b)
Member of the Compensation Committee

(c)
Member of the Nominating and Governance Committee

        Directors are responsible for overseeing the Company's business consistent with their fiduciary duties to stockholders. This responsibility requires highly skilled individuals with various qualities, attributes and professional experience. Set forth below is biographical information of each director nominee of the Company, including a discussion of such director's particular experience, qualifications, attributes or skills that lead us to conclude that such individual should serve as a director of the Company, in light of the Company's business and structure.

        Daniel A. Ninivaggi.    Mr. Ninivaggi has served as our Interim President and Chief Executive Officer and on the Board of Directors since January 2011 and is a member of its Nominating and Governance Committee, its Financing Committee and its Investment Committee. Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner Icahn Enterprises G.P. since April 2010 and as the principal executive officer of Icahn Enterprises G.P. Inc. and Icahn Enterprises L.P. since August 2010. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, automotive, metals, real estate, railcar, food packaging, gaming and home fashion. Mr. Ninivaggi also serves as a director of CIT Group Inc., XO Holdings, Inc., and Federal Mogul Corporation. With respect to each company mentioned above, except CIT Group Inc., Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From July 2009 to March 2010, Mr. Ninivaggi served as Of Counsel to the international law firm of Winston & Strawn LLP. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating systems and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to July 2009. In July 2009, Lear Corporation filed for Chapter 11 bankruptcy protection, from which it emerged in November 2009. Mr. Ninivaggi provides the Board of Directors broad knowledge and experience from his years of experience gained in his role as director at other companies as well as his extensive experience in dealing with legal, finance and operational matters for a variety of companies.

        Daniel A. Cassella.    Mr. Cassella has served on the Board of Directors since July 2010 and is Chairman of its Audit Committee and a member of its Financing Committee. Mr. Cassella retired in 2000 and since then has been an independent gaming consultant. Previously, Mr. Cassella served as Chief Executive Officer and President of Stratosphere Corporation from 1998 to 2000. Between 1980 and 2000, Mr. Cassella held numerous executive level positions in the casino gaming industry, including as President and Chief Executive Officer of Resorts International in Atlantic City, New Jersey, President and Chief Operating Officer of the Desert Inn in Las Vegas, Nevada, Executive Vice President of the Mirage Casino Resort in Las Vegas, Nevada, and Executive Vice President, Chief Financial Officer, Vice President of Finance and Treasurer at Caesars Palace Hotel and Casino in Las Vegas, Nevada. Mr. Cassella holds a Bachelors of Science in Accounting from Pennsylvania State University. He is also a certified public accountant (inactive). Mr. Cassella's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Cassella's previous experience as chief executive officer and chief financial officer of numerous companies in the gaming and lodging industries and his background in accounting provides the Board of Directors with valuable knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Hunter C. Gary.    Mr. Gary has served on the Board of Directors since March 2010 and is a member of its Compensation Committee and since January 2011, Mr. Gary has served as a director of Tropicana Entertainment Cayman Holdings Co. Ltd. Since November 2010, Mr. Gary has served as the Senior Vice President of Icahn Enterprises L.P. and since June 2003, Mr. Gary has been employed by Icahn Associates Corp. in various roles of increasing responsibility, most recently as the Chief Operating Officer of Icahn Sourcing LLC. His specialty focuses on post-acquisition management of companies in which Mr. Icahn has a significant interest and hands-on involvement with, and support of, portfolio company management to reduce costs, enhance performance, and achieve higher returns on invested capital. Prior to joining Icahn Associates Corp., from 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group, most recently as a Managing Director. Since January 2008, Mr. Gary has served on the board of directors of American Railcar Industries, Inc., a manufacturer of railcars. Mr. Gary has also served as a director of Motricity, Inc., a provider of mobile data services since 2007. Since June 2007, Mr. Gary has served as a director of WestPoint

International, Inc., a manufacturer of bed and bath products. Mr. Gary is married to Mr. Icahn's wife's daughter. Mr. Gary received his Bachelor of Science degree with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. Mr. Gary has extensive experience dealing with operations matters for a variety of companies which, in addition to his service on other boards, enables him to advise the Board of Directors on a range of matters including operations and oversight.

        Carl C. Icahn.    Mr. Icahn has served on the Board of Directors since March 2010, has been Chairman of the Board of Directors since March 2010 and is Chairman of its Compensation Committee and its Nominating and Governance Committee and is a member of its Investment Committee and its Financing Committee. Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire Holding Corporation, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P. and Icahn Partners Master Fund III L.P. From November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. Icahn Enterprises L.P. is a diversified holding company engaged in a variety of businesses, including investment management, metals, automotive, gaming, real estate, railcar, food packaging and home fashion. Mr. Icahn was chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Mr. Icahn has served as chairman of the board and as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since 1994. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises L.P. From September 2000 to February 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Entertainment Holdings, Inc., the owner and operator of The Sands casino in Atlantic City until November 2006. From September 2006 to November 2008, Mr. Icahn was a director of ImClone Systems Incorporated, a biopharmaceutical company, and from October 2006 to November 2008, he was the chairman of the board of ImClone Systems Incorporated. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc., a telecommunications services provider, since February 2006, and of its predecessor from January 2003 to February 2006. From July 1993 to July 2010, Mr. Icahn has served as a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies. From May 2005 to January 2010, Mr. Icahn was a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. In October 2005, Mr. Icahn became a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. From August 2007 to September 2009, Mr. Icahn was a director of WCI Communities, Inc., a homebuilding company. In December 2007, Mr. Icahn became a director of Federal-Mogul Corporation, a supplier of automotive products, and since January 2008, has been the chairman of the board of Federal-Mogul Corporation. From August 2008 to October 2009, Mr. Icahn was a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide. Mr. Icahn received his B.A. from Princeton University. Mr. Icahn provides the Board of Directors broad knowledge and experience from his years of experience gained in his role as director at other companies as well as his extensive experience in dealing with operations matters for a variety of companies.

        James L. Nelson.    Mr. Nelson has served on the Board of Directors since March 2010 and is a member of its Audit Committee and its Nominating and Governance Committee. Since June 2001, he

has served as a director and member of the audit committee of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. Since December 2003, Mr. Nelson has served as a director and member of the audit committee of American Entertainment Properties Corp. From May 2005 until November 2007, Mr. Nelson served as a director and member of the audit committee of Atlantic Coast Entertainment Holdings, Inc. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the board of Orbitex Financial Services Group, a provider of financial services. From April 2003 through April 2010, Mr. Nelson served as a director and Chairman of the audit committee of Viskase Companies, Inc., a producer of nonedible cellulose casings and nettings. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. Since April 2008, Mr. Nelson has served as a director and currently serves as Chairman of the audit committee of the board of directors of Cequel Communications, an owner and operator of a large cable television system. Since April 2010, Mr. Nelson has served as a director and member of the audit committee of Take-Two Interactive Software, Inc., a publisher, developer, and distributor of video games and video game peripherals, a company in which Mr. Icahn has an interest through the ownership of securities. Because of Mr. Nelson's experience as the chief executive officer of multiple companies, as well as his previous service as director of several other publicly reporting companies, including those in the gaming industry, he is able to provide the Board of Directors with the perspective of an experienced executive officer and is able to give insight related to the management and operations of a publicly traded company. In addition, Mr. Nelson's previous experience as an audit committee member provides the Board of Directors with knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Daniel H. Scott.    Mr. Scott has served on the Board of Directors since May 2010 and is a member of its Audit Committee. Mr. Scott has been an independent gaming consultant and strategic advisor since 2001. Since December 2009, Mr. Scott has served as a director of Galaxy Gaming, Inc., a Las Vegas based public company. From 1995 to 1997, Mr. Scott served as Senior Vice President and Chief Financial Officer of MGM Grand Hotel and Casino in Las Vegas, Nevada. From 1983 to 1995, Mr. Scott served as Vice President and Treasurer of Caesars Palace Hotel and Casino in Las Vegas, Nevada. He holds a degree in business administration from the University of Wisconsin. Mr. Scott is also a certified public accountant. Mr. Scott's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Scott's experience as a certified public accountant and as an executive and chief financial officer of companies in the gaming and lodging industries provides the Board of Directors with valuable knowledge in dealing with financial and operational matters, and particularly qualifies him to serve in his role on the Audit Committee.

Director Independence and Controlled Company Status

        The Board of Directors has determined that Messrs. Cassella, Deckoff, Nelson and Scott are "independent" as that term is defined under the current rules of the New York Stock Exchange ("NYSE"). In addition, the Board of Directors has determined that Messrs. Christenson and Corrigan, whose terms as directors concluded in May 2010 and July 2010, respectively, were "independent" as that term is defined under the current rules of the NYSE.

        Each of Messrs. Gary and Ninivaggi are employed by and/or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn. Mr. Butera was our President and Chief Executive Officer until December 31, 2010, and Mr. Ninivaggi is our Interim President and Chief Executive Officer. Our Board of Directors considered several factors in making the determinations of independence. In particular, as to Mr. Nelson, the directors' analysis included consideration of (i) his current directorships of Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), American Entertainment Properties Corp. and Take-Two Interactive Software, Inc., which are affiliates of, or investment held by, Mr. Icahn and (ii) his prior directorships of various public and private companies affiliated with Mr. Icahn. As to Mr. Cassella, the directors' analysis included consideration of his past employment as Chief Executive Officer and President of Stratosphere Corporation, which was an affiliate of Mr. Icahn. The Board of Directors did not assign any particular weight or importance to any one of these factors but rather considered them as a whole. After considering all of these factors, our Board of Directors concluded that none of Messrs. Cassella, Deckoff, Nelson, Scott, Christenson and Corrigan had any relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of them satisfied NYSE's independence requirements.

        We have made a determination of independence of our directors under the standards of the NYSE solely for purposes of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"). We are not subject to the independence requirements, or any other rule or regulation, of the NYSE.

        As of the date of this Proxy Statement, Mr. Icahn, our principal beneficial stockholder and the chairman of our Board of Directors, controls more than 50% of the voting power of our Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" below. Consequently, to the extent we were listed on the NYSE, we would be considered a "controlled company" under applicable NYSE rules. Under these rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including requirements that: (i) a majority of the Board of Directors consist of independent directors; (ii) the nominating and governance committee be composed solely of independent directors; and (iii) the compensation committee be composed entirely of independent directors.

Stockholder Communications

        Stockholders may contact the Board of Directors by writing to them c/o Secretary, Tropicana Entertainment Inc., 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169. All communications addressed to the Board of Directors will be delivered to the Board of Directors. If stockholders desire, they may contact individual members of the Board of Directors, our independent directors as a group, or a particular committee of the Board of Directors by appropriately addressing their correspondence to the same address. In each case, such correspondence will be delivered to the appropriate director(s).

Board Leadership Structure

        Under the Bylaws, the Board of Directors may designate a Chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believes that its flexibility to select its Chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Presently, the Board of Directors has chosen to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Mr. Ninivaggi is our Interim President and Chief Executive Officer and Mr. Icahn is Chairman of the Board of Directors. We believe this structure is optimal for the Company because it allows Mr. Ninivaggi to focus on the day-to-day operation of the business and coordination of the long and near-term operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the Board of Directors, while allowing Mr. Icahn to focus on leadership of the Board of Directors. Mr. Ninivaggi also serves as a director, an arrangement that the Company believes is effective to ensure that relevant information is made available directly from management to the Board of Directors. This structure optimizes the roles of Chief Executive Officer and Chairman and provides the Company with sound corporate governance practices in the management of its business.

        The Board of Directors has not appointed a lead independent director, however, the Board of Directors maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas and annual performance evaluations. In addition, the majority of the Board of Directors is independent and the Audit Committee is comprised entirely of independent directors.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of its directors and officers and certain of its employees, including our President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Treasurer.

        Our Code of Ethics can be viewed by visiting our website at www.tropicanacasinos.com. Our Code of Ethics may also be obtained by contacting our Secretary at 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169. Any amendments to, or grants of any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules will be disclosed on our website promptly following the date of such amendment or waiver.

Board Meetings and Board Committees

        The full Board of Directors had nine meetings in 2010. During 2010, each incumbent director of the Company during their term attended at least 75% of the meetings of the Board of Directors (held during the period for which such person has been a director) and the committees of the Board of Directors on which he served (during the periods that such person served).

        Directors are encouraged, but not required, to attend the Annual Meeting. Because the Company commenced operations on March 8, 2010 (the "Effective Date"), the Company did not hold a 2010 Annual Meeting of Stockholders.

        The Board of Directors has a standing Audit Committee, which is currently chaired by Mr. Cassella and consists of Messrs. Cassella, Scott and Nelson. Among its functions, the Audit Committee is responsible for:

  •
  selecting, evaluating and overseeing the Company's auditors;

  •
  evaluating the independence of the Company's independent auditors;

  •
  approving the independent auditor's annual engagement letter and all audit and permitted non-audit services;

  •
  reviewing with the Company's independent auditors their annual audit plan and monitoring the progress and results of such plan;

  •
  reviewing the adequacy of the Company's accounting and internal control policies and procedures;

  •
  overseeing the Company's compliance with legal and regulatory requirements; and

  •
  overseeing the Company's compliance program and compliance committee (the "Compliance Committee") and additional risk oversight.

        The Board of Directors has designated each of Messrs. Cassella and Scott as an "audit committee financial expert" within the meaning of the rules of the SEC. The Board of Directors has determined that each of Messrs. Cassella, Nelson and Scott are "independent" as that term is defined under within the meaning of the rules of the SEC and the current rules of the NYSE. The Audit Committee met nine times in 2010. In carrying out its purposes and responsibilities, the Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

        The Company has a standing Compensation Committee, which is currently chaired by Mr. Icahn and consists of Messrs. Icahn and Gary. The Board has determined that Messrs. Icahn and Gary are not "independent" as that term is defined under the current rules of the NYSE. As described above, we are not required to have a compensation committee composed entirely of independent members. Among its functions, the responsibility of the Compensation Committee includes:

  •
  reviewing and approving all compensation arrangements for each executive officer and certain other employees, including each named executive officer;

  •
  overseeing, administering and approving the grants and terms of any incentive, stock or other equity-based compensation plan; and

  •
  reviewing and providing recommendations to the Board of Directors regarding compensation paid to any member of the Board of Directors.

        The Compensation Committee met six times in 2010. The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee when it deems appropriate. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain any independent consultant, accountant, legal counselor or other advisor on matters of employment, executive compensation, employee benefits or such other areas of expertise as the Compensation Committee deems necessary. For a discussion regarding the Compensation Committee's use of outside advisors and the role of executives officers in compensation matters, see "Executive Compensation—Compensation Discussion and Analysis—Overview of Compensation Committee" below.

        The Company has a standing Nominating and Governance Committee, which is currently chaired by Mr. Icahn and consists of Messrs. Icahn, Nelson and Ninivaggi. The Board of Directors has determined that Messrs. Icahn and Ninivaggi are not "independent" as that term is defined under the current rules of the NYSE. As described above, we are not required to have a nominating and governance committee composed entirely of independent members. Among its functions, the responsibility of the Nominating and Governance Committee includes:

  •
  establishing procedures for the selection of directors;

  •
  identifying, evaluating and recommending to the Board of Directors candidates for election or re-election as directors;

  •
  recommending to the Board of Directors candidates to fill vacancies on the Board of Directors;

  •
  in consultation with the Chairman of the Board of Directors and the Chief Executive Officer of the Company, developing and recommending to the Board of Directors a set of corporate governance guidelines and principles; and

  •
  ensuring that management is evaluated regularly, either by the Nominating and Governance Committee, by another committee of the Board of Directors or by the directors.

        Because the Nominating and Governance Committee was formed in February 2011, it held no meetings in 2010.

        The Nominating and Governance Committee's policy is to identify potential nominees based on suggestions from the Company's Chief Executive Officer, members of the Nominating and Governance Committee, other members of the Board, other executive officers, stockholders, outside search firms and other consultants retained by the Nominating and Governance Committee, if any, and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board of Directors may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

        The Nominating and Governance Committee will consider recommendations for nomination of directors from the Company's stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to the Company's Secretary. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

        In addition to information regarding the nominating stockholder as set forth in the Bylaws, such stockholder's notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

  •
  the name, age, business address and residence address of such individual,

  •
  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual,

  •
  the date such shares were acquired and the investment intent of such acquisition,

  •
  whether such stockholder believes any such individual is, or is not, "independent" as set forth in the requirements established by any stock market on which the Company's securities may be listed or, if the Company's securities are not listed on any stock market, as set forth in the requirements established by the NYSE (solely for purposes of complying with the rules and regulations of the SEC), and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make either such determination, and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

        Any such submission must be accompanied by the written consent of the individual whom the stockholder proposes to nominate to (i) being named in the proxy statement as a nominee, (ii) serving as a director if elected and (iii) complying with all applicable gaming laws and regulations required of directors of the Company. The Company will forward all properly submitted nominations to the Nominating and Governance Committee for consideration. The Nominating and Governance Committee may, but will not be required to, consider nominations not properly submitted in accordance with this policy. The Nominating and Governance Committee may request further information and documentation from any proposed nominee or from any stockholder proposing a nominee. All nominees properly submitted to the Company (or which the Nominating and Governance Committee otherwise elects to consider) will be evaluated and considered by members of the Nominating and Governance Committee using the same criteria as nominees identified by the Nominating and Governance Committee itself.

        The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which are attached to this Proxy Statement as Attachments 1, 2 and 3, respectively. Printed copies of these documents are also available upon written request to Secretary, Tropicana Entertainment Inc., 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169.

The Board's Role in Risk Oversight

        The Board of Directors has an active role in overseeing and monitoring the Company's areas of risk. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has assigned certain areas of risk primarily to designated committees, which report back to the full Board of Directors. The Board of Directors regularly reviews information regarding the Company's risks relating to political, regulatory, construction, operations, succession planning, catastrophic events and general financial conditions. The Audit Committee is primarily responsible for the oversight of credit, related party, construction and general financial risks and oversees the Compliance Committee, a regulatory compliance committee comprised of two members of the Company's senior management and one independent member. The Compliance Committee primarily oversees risks relating to regulatory, security and political compliance. The Compensation Committee is primarily responsible for monitoring risks relating to the Company's compensation policies and practices to determine whether they create risks that may have a material adverse effect on the Company. The Board of Directors, in consultation with management and the Company's outside auditors, has identified specific areas of risk including: regulatory compliance, legislative and political conditions, capital availability, liquidity and general financial conditions, gaming credit extension and collection, construction, catastrophic events and succession planning.

        Throughout the year, the Board of Directors and the relevant committees receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board of Directors and the relevant committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

        The Company believes that the extent of its Board of Directors' (and its committees') role in risk oversight complements its Board of Directors' leadership structure because it allows the Company's independent directors, through the Audit Committee, to exercise oversight of risk without any conflict that might discourage critical review.

Director Compensation

2010 DIRECTOR COMPENSATION

        The following table discloses the compensation for each non-employee director who served on our Board of Directors during the year ended December 31, 2010. The compensation paid to Mr. Butera is presented below under "Executive Compensation—Summary Compensation Table" and the related explanatory tables. Mr. Butera did not receive any compensation for his service as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Daniel A. Cassella(1)	28,234	28,234
Glenn C. Christenson(2)	9,584	9,584
Michael G. Corrigan(3)	90,834	90,834
Stephen H. Deckoff	—	—
Hunter C. Gary	—	—
Carl C. Icahn	—	—
James L. Nelson	—	—
Daniel H. Scott(4)	35,833	35,833

(1)
Mr. Cassella joined the Board of Directors in July 2010. The amount reported for Mr. Cassella in the "Fees Earned or Paid in Cash ($)" column of the table above reflects his pro-rata share of the annual fee for his service as a director as well as a $5,000 fee for his service on a special committee of the Board of Directors that reviewed our acquisition of Tropicana Aruba Resort & Casino (the "Aruba Special Committee").

(2)
Mr. Christenson resigned from the Board of Directors in May 2010. The amount reported for Mr. Christenson in the "Fees Earned or Paid in Cash ($)" column of the table above reflects his pro-rata share of the annual fee for his service as a director.

(3)
Mr. Corrigan resigned from the Board of Directors in July 2010. The amount reported for Mr. Corrigan in the "Fees Earned or Paid in Cash ($)" column of the table above reflects his pro-rata share of the annual fee for his service as a director.

(4)
Mr. Scott joined the Board of Directors in May 2010. The amount reported for Mr. Scott in the "Fees Earned or Paid in Cash ($)" column of the table above reflects his pro-rata share of the annual fee for his service as a director as well as a $5,000 fee for his service on the Aruba Special Committee.

  Discussion of 2010 Director Compensation Table

        Each independent director of our Board of Directors other than Messrs. Nelson and Deckoff was entitled to an annual fee of $50,000 (including service on certain committees of the Board of Directors). The Company does not pay director fees for directors associated with our stockholders. Mr. Scott and Mr. Cassella each received a $5,000 fee for their service on the Aruba Special Committee. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board of Directors and committee meeting.

Compensation Committee Interlocks and Insider Participation

        Messrs. Icahn and Gary served on the Compensation Committee in 2010. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2010. For a description of certain related party transactions relating to Mr. Icahn, see "Transactions with Related Persons, Promoters and Certain Control Persons."

Executive Officers

        Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation—Compensation Discussion and Analysis" below. Set forth in the table below are the names, ages, position or positions, and biographical information of our executive officers as of March 31, 2011:

Name	Age	Position
Daniel A. Ninivaggi	46	Director, Interim President and Chief Executive Officer
Lance J. Millage	42	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

        For biographical information for Mr. Ninivaggi, see "—Information Regarding the Director Nominees of the Company" above.

        Lance J. Millage.    Mr. Millage has served as our Executive Vice President, Chief Financial Officer and Secretary since February 2011. Mr. Millage has served as our Treasurer since November 2009. From November 2009 to February 2011, Mr. Millage served as our Senior Vice President, Finance. Mr. Millage has served as Senior Vice President, Finance and Treasurer at Tropicana Entertainment Holdings, LLC, a predecessor of the Company, from November 2009 through the Effective Date. Prior to accepting his position with Tropicana Entertainment Holdings, LLC, Mr. Millage was with Resorts International Holdings, LLC, a company that strategically purchases and resells casino properties, since 2005 as the Senior Vice President and Corporate Controller and prior to that the Assistant General Manger and CFO for their Resorts East Chicago property, where he oversaw the operations of the company. Prior to that Mr. Millage was the Managing Director of Casino Operations for the Nevada region for Hyatt Gaming Services from 2004 to 2005, where he directed and coordinated gaming operations. Mr. Millage has over 20 years of experience in the casino and hospitality industry with Resorts International Holdings, LLC, Hyatt Gaming Services and Harrah's Entertainment serving in key financial positions combined with general management responsibilities. Mr. Millage graduated from the University of Missouri—St. Louis with a Bachelor of Science in Accounting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Exchange Act, the Company's directors and executive officers, and any persons holding 10% or more of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its directors, executive officers and any persons holding 10% or more of its Common Stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2010, with the exception of Mr. Butera becoming a reporting person on January 11, 2010, which was reported to the SEC on March 1, 2010, Mr. Millage becoming a reporting person on January 11, 2010, which was reported to the SEC on March 1, 2010, Mr. Rubinstein becoming a reporting person on January 11, 2010, which was reported to the SEC on March 1, 2010, Mr. Nelson becoming a reporting person on March 8, 2010, which was reported to the SEC on March 19, 2010, and Mr. Corrigan becoming a reporting person on March 8, 2010, which was reported to the SEC on March 22, 2010.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows the beneficial ownership of our Common Stock on March 18, 2011 (unless otherwise noted) of each person who we know beneficially owns more than 5% of our Common Stock, our directors and named executive officers, and all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds that are exercisable or convertible within 60 days of March 18, 2011, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person.

        Except as otherwise indicated, the business address for each of the following persons is 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, NV 89169.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
Funds under the management of Ares Management LLC(2)	1,363,606	5.18%
Daniel A. Cassella	—	0%
Stephen H. Deckoff(3)	789	*
Hunter C. Gary	—	0%
Carl C. Icahn(4)	13,538,446	51.45%
Lance J. Millage	—	0%
James L. Nelson	—	0%
Daniel A. Ninivaggi	—	0%
Daniel H. Scott	—	0%
Scott C. Butera(5)	—	0%
Todd Greenberg(6)	—	0%
Stanley C. Palmer(7)	—	0%
Marc H. Rubinstein(8)	—	0%
All directors and executive officers as a group (12 persons)	13,539,235	51.45%

*
Less than one percent.

(1)
Based on 26,312,500 shares of Common Stock outstanding as of March 18, 2011.

(2)
Ares Management LLC ("Ares Management") directly or indirectly manages certain investment vehicles that hold in the aggregate 1,363,606 shares of our Common Stock. No single one of such investment vehicles beneficially owns five percent or more of our Common Stock. Ares Management is managed by an executive committee comprised of Messrs. Michael Arougheti, David Kaplan, Gregory Margolies, Antony Ressler and Bennett Rosenthal. Each of the members of the executive committee, and Ares Management and the partners, members, employees and managers of Ares Management disclaims beneficial ownership of our Common Stock, except to the extent of such person's pecuniary interest therein. The address for Ares Management and the investment vehicles that hold the shares of our Common Stock is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067. Information for the persons listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to us.

(3)
Includes Mr. Deckoff's proportionate indirect interest in shares of the Company's Common Stock owned directly by BDC Finance, L.L.C. ("BDC Finance"). BDC Finance is partially owned by BDCM Partners 1, L.P. ("Partners"). Partners is partially owned by both BDCM Fund Adviser, L.L.C. ("Fund Adviser") and Black Diamond Capital Holdings, L.L.C. ("BDCH"). Fund Adviser is wholly owned by BDCH. BDCH is partially owned by SD Investments, LLC ("SDI"). Mr. Deckoff owns 100% of SDI. The address for Mr. Deckoff, BDC Finance, Partners, Fund Adviser, BDCH and SDI is One Sound Shore Drive, Suite 200, Greenwich, Connecticut 06830. Information for the persons listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to us.

(4)
Includes 5,006,942 shares of Common Stock held by Icahn Partners LP ("Icahn Partners"), 2,064,794 shares of Common Stock held by Icahn Partners Master Fund II L.P. ("Icahn Master II"), 798,677 shares of Common Stock held by Icahn Partners Master Fund III L.P. ("Icahn Master III") and 5,668,033 shares of Common Stock held by Icahn Partners Master Fund LP ("Icahn Master"). Icahn Offshore LP ("Icahn Offshore") is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore LP ("Icahn Onshore") is the general partner of Icahn Partners. Icahn Capital LP ("Icahn Capital") is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings") is the sole member of IPH GP LLC ("IPH"), which is the general partner of Icahn Capital. Beckton Corp. ("Beckton") is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made with respect to the shares of Common Stock held directly by Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III. Mr. Icahn disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700, New York, New York 10153. The address for Icahn Partners is 445 Hamilton Avenue, Suite 1210, White Plains, New York 10601. The address for Icahn Master, Icahn Master II and Icahn Master III is c/o Walker House, 87 Mary Street, Grand Cayman, Cayman Islands, E9 KY1-9001. Information for the persons listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to us.

(5)
Mr. Butera served as our President and Chief Executive Officer and director until December 2010.

(6)
Mr. Greenberg served as our Senior Vice President, Chief Strategy Officer until February 2011.

(7)
Mr. Palmer served as our Senior Vice President, Chief Human Resources Officer until July 2010.

(8)
Mr. Rubinstein served as our Senior Vice President, Law and Administration and Secretary until February 2011.

Compensation Policies and Practices As They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company's Code of Business Conduct and Ethics requires that the Company obtain the approval of the Audit Committee before entering into any contract or other arrangement on behalf of the Company that constitutes a "related-party" transaction (as defined in Item 404 of Regulation S-K promulgated by the SEC). Such transactions are brought to the attention of the Audit Committee by management or the affected related person. In its review and determination, the Audit Committee considers all relevant facts and circumstances, such as the business interest of the Company in such transaction, the benefits to the Company of the transaction, whether the terms of the transaction are no less favorable than those available with unrelated third parties and the nature of the related party's interest in such transaction.

Exit Facility

        The Company was formed to acquire certain assets of Tropicana Entertainment Holdings, LLC ("TEH") and certain of its subsidiaries pursuant to their plan of reorganization under Chapter 11 of Title 11 of the United States Code. We also acquired Columbia Properties Vicksburg, LLC ("CP Vicksburg"), JMBS Casino LLC ("JMBS Casino") and CP Laughlin Realty, LLC all of whom were part of the same plan of reorganization (the "Plan") as TEH (collectively, the "Predecessors"). On May 4, 2009, pursuant to the Plan, we entered into a commitment letter (the "Commitment Letter") with Icahn Capital, an affiliate of Mr. Icahn, pursuant to which Icahn Capital committed to provide to us on a fully underwritten basis our credit facility in an aggregate principal amount of $150 million (the "Exit Facility") in accordance with the Plan, which consists of (i) a $130 million term loan issued at a discount of 7% (the "Term Loan Facility") and (ii) a $20 million revolving facility (the "Revolving Facility").

        In consideration, TEH paid the certain lenders a non-refundable commitment fee of $7.5 million, which amount was held in escrow until the funding of the Exit Facility. We were also obligated, pursuant to the terms of the Exit Facility, to pay an amount equal to 7% of the Revolving Facility and to issue to certain lenders warrants to purchase an additional 1,312,500 shares of our Common Stock at $.01 per share (the "Penny Warrants") on the Effective Date. Subsequent to the Effective Date, Mr. Icahn exercised certain Penny Warrants and controls approximately 51.5% of our outstanding Common Stock and is Chairman of our Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management." Pursuant to the Commitment Letter, the Company is also responsible for various professional fees including legal costs and gaming license costs on behalf of Mr. Icahn. During the years ended December 31, 2010 and 2009, the Company expensed approximately $1.4 million and $3.8 million, respectively, related to these professional fees. The largest principal amount of indebtedness outstanding under the Exit Facility during the year ended December 31, 2010 was $130 million, and as of March 15, 2011, $128.7 million was outstanding. During the year ended December 31, 2010, no amount of principal and $16.3 million of interest were paid with respect to the Exit Facility.

        The Exit Facility was entered into on December 29, 2009 and funded on the Effective Date. The proceeds of the Exit Facility were used to repay certain indebtedness, including the Predecessors' $65 million post-petition, debtor-in-possession financing, to pay United States Bankruptcy Court for the District of Delaware-approved administrative claims and expenses, to provide for working capital, to pay fees and expenses related to the Exit Facility and for other general corporate purposes. The Exit

Facility is guaranteed by substantially all our existing and future subsidiaries. The Company must repay $1.3 million of amounts outstanding under the Term Loan Facility on each of March 8, 2011 and 2012, and the balance outstanding under the Term Loan Facility as well as outstanding amounts under the Revolving Facility on March 8, 2013. All amounts outstanding under the Exit Facility will bear interest at a rate per annum of 15% so long as no default or event of default has occurred and is continuing, or at a rate per annum of 17% in the event that a default or event of default has occurred and is continuing. In addition, the Company is required to pay an annual administrative fee of $100,000 and an unused line fee equal to 0.75% of the daily average undrawn portion of the Revolving Facility. Furthermore, entities affiliated with Mr. Icahn are lenders under the Exit Facility and hold over 50% of the loans extended under the Exit Facility. In addition, an entity affiliated with Mr. Icahn is the administrative agent and collateral agent under the Exit Facility.

        The Exit Facility contains mandatory prepayment provisions from proceeds received by the Company and its subsidiaries as a result of asset sales and the incurrence of indebtedness (subject in each case to certain exceptions). Key covenants binding the Company and its subsidiaries include (i) $50 million limitation per annum on capital expenditures, (ii) compliance with a fixed charge coverage ratio of not less than 2.00 to 1.00 (other than (i) for the quarter ended December 31, 2010, which has no requirement and (ii) for each of the quarters in the year ending December 31, 2011, which requires compliance with a ratio of not less than 1.00 to 1.00) and (iii) compliance with a total leverage ratio not to exceed 4.25 to 1.00. Financial covenants are tested at the end of each fiscal quarter on a last twelve months basis. Key defaults (termination provisions) include (i) failure to repay principal, interest, fees and other amounts owing under the facility, (ii) cross default to other material indebtedness, (iii) the rendering of a material judgment against the Company or any subsidiary, (iv) failure of security documents to create valid liens on property securing the facility and to perfect such liens, (v) revocation of casino, gambling or gaming licenses and (vi) the bankruptcy or insolvency of the Company or any of its subsidiaries. Many defaults are also subject to cure periods prior to such default giving rise to the right of the lenders to accelerate the loans and to exercise remedies.

Icahn Sourcing LLC

        Icahn Sourcing LLC, or Icahn Sourcing, is an entity formed and controlled by Mr. Icahn, our Chairman and controlling shareholder, in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property. We are a member of the buying group and, as such, are afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors, and we are under no obligation to do so. We do not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. We have purchased a variety of goods and services as members of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

XO Communications Services, Inc.

        On May 21, 2010, Tropicana Casino and Resort—Atlantic City ("Tropicana AC"), a subsidiary of the Company, entered into a service order agreement with XO Communications Services, Inc. and its affiliates (collectively, "XO Services") with respect to support and maintenance services for Tropicana AC's current private branch telephone exchange system. Mr. Icahn, our Chairman and controlling shareholder, is chairman and controlling shareholder of XO Holdings, Inc., XO Services' parent company. In exchange for these services, we will pay XO Services monthly fees of $13,000 for a term of one year. In addition, on July 13, 2010, we entered into a service order agreement with XO Services with respect to support and maintenance services for certain of our properties' current private branch telephone exchange systems. In exchange for these services, we will pay XO Services monthly fees of

$3,500 for a term of three years. From time to time, we may enter into additional agreements with XO Services with respect to support and maintenance of private branch telephone exchange systems and voice over internet protocol systems.

Securities Purchase Agreement

        On August 31, 2010 we entered into a securities purchase agreement (the "Securities Purchase Agreement") with Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III (collectively, the "Sellers"). Each of the Sellers is an entity controlled by Mr. Icahn, our Chairman and controlling shareholder. Pursuant to the terms of the Securities Purchase Agreement, we purchased from the Sellers all of the issued and outstanding shares of capital stock of Icahn Fund Sub 1D Ltd. ("Cayman Company"), a Cayman Islands exempt company with limited liability, for a total purchase price of approximately $12 million. Pursuant to the Securities Purchase Agreement, we indirectly acquired all of the membership interests of Cayman Company's wholly owned subsidiary Abura Development Corp. VBA, a limited liability company created and existing under the laws of Aruba, Netherlands Antilles, which in June 2010 acquired out of bankruptcy The Aruban Resort & Casino at Eagle Beach, an approximately 360-unit timeshare casino resort in Aruba, including the unsold fractional timeshares attached to such property, a temporary casino currently not in operation and an unfinished permanent casino structure. The cash consideration of approximately $12 million was funded through the Company's cash on hand.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Because we commenced operations on the Effective Date, we do not have a history of executive officer compensation practices for preceding fiscal years. Until the Effective Date, our employees and executive officers did not receive any compensation from us. On the Effective Date, the employees of TEH became our employees and our employees and executive officers began to receive the compensation from us which they had previously received as employees or executive officers of TEH, respectively. Because of our limited operating history, certain portions of this Compensation Discussion and Analysis are a discussion and analysis of the compensation structure that we inherited from TEH. The compensation policies of TEH and compensation paid to the executive officers of TEH are not necessarily indicative of how we will compensate our executive officers as we continue to develop and implement our compensation policies and processes.

        The Compensation Committee oversees our executive compensation programs. As noted previously in this Proxy Statement, the Company is not currently required to have a Compensation Committee composed solely of independent directors. The current members of the Committee are Messrs. Icahn and Gary. Mr. Icahn is our Chairman and principal beneficial stockholder and Mr. Gary is an employee of companies affiliated with Mr. Icahn.

        The Compensation Committee, at its discretion, has consulted and expects to continue to consult with Mr. Icahn (should he leave the Compensation Committee) and members of the staff of various entities controlled by Mr. Icahn, including staff at Icahn Enterprises L.P. and Icahn Sourcing with expertise in compensation and benefits. These staff members research compensation standards and practices in a range of businesses including businesses comparable to ours. The Compensation Committee also consults with our Chief Executive Officer regarding compensation matters, as described further below under the heading "Overview of Compensation Committee—Role of the Chief Executive Officer".

        The Company's management and the Compensation Committee believe that an executive's total compensation package should attract and retain key leadership to the Company and motivate those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers, and employees.

        Our Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs and the factors we considered in making those decisions. In addition, as mentioned above, because of our limited operating history, certain portions of this Compensation Discussion and Analysis are a discussion and analysis of the compensation structure that we inherited from TEH. Later in this section, under the heading "Summary Compensation Table," we include specific information about the compensation earned by the following individuals in the previous three fiscal years, whom we refer to as our "named executive officers":

  •
  Scott C. Butera, our President and Chief Executive Officer until December 31, 2010;

  •
  Lance J. Millage, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary;

  •
  Marc H. Rubinstein, our Senior Vice President, Law and Administration and Secretary until February 15, 2011;

  •
  Stanley C. Palmer, our Senior Vice President, Chief Human Resources Officer until July 19, 2010; and

  •
  Todd Greenberg, our Senior Vice President, Chief Strategy Officer until February 3, 2011.

        Daniel A. Ninivaggi was named our Interim President and Chief Executive Officer on January 6, 2011.

        This discussion is intended to help you understand the detailed information provided in the tables and to put that information into the context of our overall compensation program.

Compensation Philosophy

        Because we commenced operations on the Effective Date, we do not have a historical compensation philosophy that is reflected by a long-term compensation program. Our current compensation structure was designed to attract and retain our named executive officers through our successful emergence from the reorganization of the Predecessors and the acquisition of Tropicana AC (together, the "Restructuring Transactions"). It is the intent of our Compensation Committee to continue to design and put in place a comprehensive program of compensation and benefits that will reward our named executive officers for both their current and their long-term contributions to the Company and the Company's present and future performance. Our current levels of cash compensation for our named executive officers were set prior to the Effective Date at levels that were intended to be competitive with other leading casino hotel companies, taking into account TEH's bankruptcy filing.

Compensation Program Design

        We are considering a number of compensation and benefit programs for the named executive officers that may be implemented in the future in order to ensure that the total compensation paid to our named executive officers going forward is reasonable, competitive and consistent with market practice and the goals of delivering results to our stockholders, incentivizing both short and long-term performance and aligning the interests of our executives with those of our shareholders. The compensation structure inherited from TEH is not necessarily indicative of how we will compensate our executive officers as we continue to develop and implement our compensation policies and processes.

Overview of Compensation Committee

        Our Compensation Committee is responsible for, among other things, overseeing our executive compensation and benefit programs, establishing the base salary, incentive compensation, equity awards, as applicable, and any other compensation for named executive officers, including our Chief Executive Officer, and reviewing and approving the Chief Executive Officer's recommendations for the compensation of certain named executive officers reporting to him. The Compensation Committee's intent is that the total compensation paid to our named executive officers is reasonable, competitive and consistent with market practice and the goal of delivering results to our stockholders.

        Role of the Chief Executive Officer.    It is expected that the Compensation Committee will consider the recommendations of the Chief Executive Officer regarding setting named executive officers' performance objectives, evaluating the actual performance of each named executive officer against those objectives through the performance review process and recommending appropriate salary and incentive awards through the compensation review process. The Chief Executive Officer participates in Compensation Committee meetings at the request of the Compensation Committee. Other members of our management team as well as certain advisors may attend Compensation Committee meetings at the request of the Compensation Committee.

        Role of the Compensation Consultant.    The Compensation Committee has not yet utilized an outside compensation consultant to provide advice on the Company's management compensation program.

2010 Executive Compensation Components

        Set forth below is a discussion of the individual components of our fiscal 2010 compensation program for our named executive officers.

        Base Salary.    We provided our named executive officers with a base salary which we believe was competitive and that corresponded and fairly related to their status and accomplishments, both professionally and within the industry. Individual base salaries were established based on the named executive officers' historical performance and anticipated future contribution to us. Salaries are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels and other subjective factors.

        Annual Incentive Compensation.    Historically, our named executive officers have been offered annual incentive awards in the form of cash performance bonuses to encourage and reward achievement of our business goals and attract and retain executives. Year-end bonuses are usually determined after the end of our fiscal year and are based on an assessment of the executive officer's achievement of certain individual performance goals and the achievement of certain operating, financial and other corporate goals. During 2010, we did not maintain a formal annual incentive plan. However, the Compensation Committee awarded discretionary bonuses based on individual and property-level performance. It is likely that annual performance incentive compensation will be included in our compensation program in the future.

        Long-Term Incentive Compensation; Equity Incentive Compensation.    We do not currently offer long-term incentive compensation or equity incentive compensation to our named executive officers. However, as we develop the compensation and benefit programs for the named executive officers that we expect to be implemented in the future, we may consider offering additional long-term incentive and performance-based incentive compensation to our named executive officers, which may include an equity incentive compensation component.

        Pension; 401(k) Plan Benefits.    The Company offers a defined contribution 401(k) plan, which covers substantially all employees who are not covered by a collective bargaining agreement and who satisfy certain age and length of service requirements. Plan participants can elect to defer before-tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The plan allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation with the exception of Tropicana AC which allows for an employer contribution up to 50% of the employees contributions that are based on up to 6% of the employee's before-tax earnings. TEH elected to suspend the employer contribution effective May 1, 2009 with the exception of Casino Aztar Evansville. In September 2010, the Company suspended the employer contributions at Tropicana AC. The Company does not sponsor a defined benefit plan. We do not currently offer guaranteed retirement, pension benefits or other significant perquisite benefits to our named executive officers. However, as part of the Compensation Committee's on-going review of compensation and benefit programs for our named executive officers, we may consider offering such benefits in the future.

        Nonqualified Deferred Compensation Arrangements.    We do not currently offer a nonqualified deferred compensation plan or program for the benefit of our named executive officers. However, we may do so following our adoption of a comprehensive compensation and benefit program for our named executive officers.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

  Compensation Committee
  Carl C. Icahn
  Hunter C. Gary

 SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding compensation earned by our named executive officers for the fiscal years ended December 31, 2010, 2009 and 2008. For the fiscal years ended December 31, 2008 and 2009 and for the period from January 1, through March 7, 2010, our named executive officers were compensated by TEH. On the Effective Date our named executive officers began to receive the compensation from us which they had previously received as executive officers of TEH. We are required to report the compensation received by our named executive officers from TEH during the years ended December 31, 2008 and 2009 and for the period from January 1, through March 7, 2010.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(a)	All Other Compensation ($)(b)	Total ($)
Scott C. Butera(c)	2010	1,100,000	—	564,052	1,664,052
Former President and Chief Executive	2009	1,100,000	1,100,000	—	2,200,000
Officer	2008	863,077	1,265,000	—	2,128,077
Lance J. Millage(d)	2010	300,000	120,000	5,819	425,819
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2009	27,692	15,000	—	42,692
Marc H. Rubinstein(e)	2010	400,000	100,000	7,759	507,759
Former Senior Vice President, Law and	2009	400,000	100,000	—	500,000
Administration and Secretary	2008	160,002	60,000	—	220,002
Stanley C. Palmer(f)	2010	190,000	—	39,894	229,894
Former Senior Vice President, Chief Human	2009	320,192	60,000	—	380,192
Resources Officer	2008	91,153	35,000	—	126,153
Todd Greenberg(g)	2010	300,000	50,000	6,249	356,249
Former Senior Vice President, Chief	2009	260,385	50,000	—	310,385
Strategy Officer	2008	54,808	50,000	—	104,808

(a)
Amounts shown are the salary and bonus amounts earned for each fiscal year without consideration as to the year of payment.

(b)
Amounts represent severance payments and payments for accrued vacation time and, with respect to Mr. Butera, a Success Fee as described below under "—Employment Agreements."

(c)
Mr. Butera was compensated by TEH from March 19, 2008 to the Effective Date. Mr. Butera was compensated by the Company from the Effective Date through December 31, 2010.

(d)
Mr. Millage was compensated by TEH from November 16, 2009 to the Effective Date. The Company began to compensate Mr. Millage on the Effective Date.

(e)
Mr. Rubinstein was compensated by TEH from July 28, 2008 through the Effective Date. Mr. Rubinstein was compensated by the Company from the Effective Date through February 15, 2011.

(f)
Mr. Palmer was compensated by TEH from September 2, 2008 through the Effective Date. Mr. Palmer was compensated by the Company from the Effective Date through July 19, 2010.

(g)
Mr. Greenberg was compensated by TEH from October 1, 2008 through the Effective Date. Mr. Greenberg was compensated by the Company from the Effective Date through February 3, 2011.

Employment Agreements

        TEH entered into an employment agreement with Mr. Butera dated as of January 1, 2009 whereby he agreed to serve as our President and Chief Executive Officer. We assumed Mr. Butera's employment agreement on the Effective Date. Mr. Butera's employment agreement terminated on December 31, 2010 upon the effectiveness of his voluntary resignation from the Company. Pursuant to his employment agreement, Mr. Butera received an annual base salary of $1,100,000 and was eligible to receive an annual cash performance bonus between 50% and 150% of his base salary for each year, provided that he remained employed on the last day of such calendar year and corporate performance objectives established by the Company were achieved. Mr. Butera did not receive a performance bonus for 2010. Mr. Butera was also eligible to participate in all benefit plans and programs that were generally available to our senior executives. In addition, Mr. Butera's employment agreement provided that when the Plan became effective, he was entitled to receive and was entitled to be paid a one-time payment ("Success Fee") between $750,000 and $1,500,000 subject to the terms of his employment agreement, which included approval by TEH's board of managers (the "Board of Managers") in its sole discretion (including the discretion to reduce the amount of the Success Fee below the stated range). By resolution dated March 5, 2010, the Board of Managers granted Mr. Butera a $500,000 Success Fee, which was paid on the Effective Date.

Grants of Plan-Based Awards

        The Company had no equity or non-equity incentive plans as of December 31, 2010 and did not grant any stock or option awards in 2010.

Outstanding Equity Awards at Fiscal Year-End

        The Company had no outstanding equity awards as of December 31, 2010.

Option Exercises and Stock Vested

        The Company had no option exercises or stock vested during the year ended December 31, 2010.

Pension Benefits

        The Company had no defined benefit plan or supplemental executive retirement plan as of December 31, 2010.

Nonqualified Deferred Compensation

        The Company had no nonqualified deferred compensation arrangements as of December 31, 2010.

Potential Payments Upon Termination or Change-In-Control

        We had no agreements or arrangements, written or unwritten, other than Mr. Butera's employment agreement, that provided for any payment to our named executive officers at or in connection with any termination of their employment, or a change-in-control, as of December 31, 2010. Mr. Butera's employment agreement terminated on December 31, 2010 upon the effectiveness of his voluntary resignation from the Company. Because Mr. Butera voluntarily terminated his employment from the Company on December 31, 2010, under his employment agreement, Mr. Butera was not entitled to any termination payments and benefits.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item No. 2 on Proxy Card)

        The Audit Committee has appointed Grant Thornton as the Company's independent registered public accounting firm and to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2011 and the Company's effectiveness of internal control over financial reporting as of December 31, 2011. Prior to June 2010, Ernst & Young LLP ("E&Y") served as the Company's independent registered public accounting firm since its formation. This appointment is being presented to stockholders for ratification at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Company is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Grant Thornton is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if Grant Thornton desires and will be available to respond to appropriate questions.

        The action of the Audit Committee in appointing of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 will be ratified upon the approval of the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. If a stockholder votes to "ABSTAIN," such stockholder's shares will have the same effect as a vote "AGAINST" such proposal. The ratification of Grant Thornton as the Company's independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Change in Accountants

        As a result of a competitive request for proposal process undertaken by the Audit Committee, on June 16, 2010, the Audit Committee approved the appointment of Grant Thornton as the Company's new independent registered public accounting firm, subject to clearance of Grant Thornton's "Client Acceptance" process and certain regulatory approval, and dismissed E&Y from its role as the Company's independent registered public accounting firm. The necessary regulatory approvals were obtained, and Grant Thornton informed the Company on June 23, 2010 that its client acceptance procedures were complete and that the Company was accepted as a client of the firm. The Company formally engaged Grant Thornton as the Company's independent registered public accounting firm on June 28, 2010.

        The Company was formed on May 11, 2009 to acquire certain assets of the Predecessors pursuant to the Plan. Prior to the Effective Date, the Company conducted no business, other than in connection with the reorganization of the Predecessors and the acquisition of Tropicana AC, and had no material assets or liabilities.

        E&Y served as the Predecessors' independent registered public accounting firm in connection with the audit of the financial statements of each of the Predecessors for the fiscal years ended

December 31, 2009 and December 31, 2008. In addition, E&Y served as the Company's independent registered public accounting firm since its formation.

        On August 13, 2009, except for Note 16 and Note 20, as to which the date is November 6, 2009, E&Y issued an audit report on the financial statements as of December 31, 2008 and 2007, and for each of the three years ended in the period ended December 31, 2008 of TEH (the "TEH Report"). On November 6, 2009, E&Y issued audit reports on the financial statements as of December 31, 2008 and 2007, and for each of the three years ended in the period ended December 31, 2008 of each of CP Vicksburg and JMBS Casino (the "Form 10 Reports"). On March 31, 2010, E&Y issued audit reports on the financial statements as of December 31, 2009 and 2008, and for each of the three years ended in the period ended December 31, 2009 of each of the Predecessors (such reports, together with the TEH Report and the Form 10 Reports, the "Predecessor Reports"). The Predecessor Reports contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for doubts regarding the Company as successor to the Predecessors and each of the Predecessors' ability to continue as a going concern due to the bankruptcy and reorganization of the Predecessors and references to fresh start reporting, and a paragraph contained in the TEH Report regarding the Company's adoption of certain provisions of Statement of Financial Accounting Standards No. 160 in connection with the reclassification of a subsidiary.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of E&Y would have caused E&Y to make reference thereto in its reports on the financial statements of the Company for such years. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K within the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, except E&Y identified the Predecessors' failure to maintain effective internal control over financial reporting as of December 31, 2008 as a material weakness in the Company's internal controls over financial reporting for the year ended December 31, 2008. The Company's Audit Committee discussed the reportable event with E&Y and the Company authorized E&Y to respond fully to inquires of the successor accountant concerning the reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

        The Company provided E&Y with a copy of the foregoing disclosures and requested E&Y to furnish it with a letter addressed to the SEC stating whether E&Y agrees with the foregoing statements made by the Company and, if not, stating the respects in which it does not agree. Copies of E&Y's letters are filed as Exhibit 16.1 to our Form 8-K/A filed on June 23, 2010 and as Exhibit 16.1 to our Form 8-K filed on July 2, 2010.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, neither the Company nor anyone on the Company's behalf consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Related Fees

Fees Paid to Independent Auditors

        E&Y served as our independent auditor for the fiscal year ended December 31, 2009 and reviewed the financial statements included in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2010. Grant Thornton was appointed to serve as our independent auditor for the fiscal year ending December 31, 2010 and to review the financial statements included in our Quarterly Reports on Form 10-Q beginning with the quarter ending June 30, 2010. The following table sets forth the fees billed to us for professional audit services rendered by E&Y and Grant Thornton for the years ended December 31, 2009 and December 31, 2010.

	Aggregate Fees
Category	2010	2009
	(in thousands)
Audit Fees	$1,100	$1,536
Audit-Related Fees	—	149
Tax Fees	111	688
All Other Fees	—	—

Audit Fees

        Audit fees include the aggregate fees paid or accrued for professional services rendered for the Company's annual audit, the quarterly reviews of the Company's financial statements and audit services provided in connection with other regulatory or statutory filings including services related to SEC registration filings. The amount shown above in the table is the aggregate amount of audit fees billed by Grant Thornton and E&Y in 2010. In 2010, E&Y charged us $358,000 in audit fees and Grant Thornton charged us $742,000 in audit fees.

Audit-Related Fees

        Audit-related fees include the aggregate fees paid or accrued for professional services rendered in connection with any assurance or related services (such as internal control reviews, attest services that are not required by statute or regulation). The amount shown above in the table is the aggregate amount of audit-related fees billed by E&Y in 2009. Grant Thornton did not bill any fees for, or provide to the Company, any assurance or related services (such as internal control reviews, attest services that are not required by statute or regulation) rendered in 2010 or 2009 that are reasonably related to the performance of the audit or review of the Company's financial statements.

Tax Fees

        Tax fees include the aggregate fees paid or accrued for tax preparation and compliance, tax research and tax planning. The amount shown above in the table is the aggregate amount of tax fees billed by E&Y in 2010 and 2009. Grant Thornton did not bill the Company for any fees for tax preparation and compliance, tax research or tax planning in 2010 or 2009.

All Other Fees

        Except as described above, Grant Thornton and E&Y did not bill the Company for any fees for, or deliver or render to the Company, any other products or services in 2010 or 2009.

Audit Committee Pre-Approval Policies and Procedures

        All of the fees described in the table above were pre-approved by the Audit Committee in 2010. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate, or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

Audit Committee Report

        The Audit Committee has confirmed that: (1) the Audit Committee reviewed and discussed our 2010 audited financial statements with management; (2) the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU§380); (3) the Audit Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton its independence from the Company and (4) based on the review and discussions referred to in clauses (1), (2) and (3) above, the Audit Committee recommended to the Board of Directors that our 2010 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

        This report is provided by the following independent directors, who constitute the Audit Committee:

  Mr. Cassella
  Mr. Nelson
  Mr. Scott

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 3 on Proxy Card)

        We are requesting stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers. As described in the Compensation Discussion and Analysis section of this Proxy Statement ("CD&A"), the Compensation Committee's goal in setting executive compensation is to provide our executives with a total compensation package that attracts and retains key leadership to the Company and motivates those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stock holders, customers and employees. Stockholders are encouraged to read the CD&A, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2010. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for advisory approval of this proposal. If a stockholder votes to "ABSTAIN," such stockholder's shares will have the same effect as a vote "AGAINST" such proposal. Broker non-votes will have no effect on the advisory approval of this proposal.

        In accordance with Section 14A of the Exchange Act ("Section 14A"), which was enacted into law as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are asked to approve the following advisory resolution:

  RESOLVED, that the stockholders of Tropicana Entertainment Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables and narrative disclosure included in this Proxy Statement.

        This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

 PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 4 on Proxy Card)

        As described in Proposal 3 above, we are providing our stockholders with an advisory vote this year to approve the compensation of executives (the "say-on-pay advisory vote"). In accordance with Section 14A, we are providing a stockholder advisory vote, on a non-binding basis, on whether future say-on-pay advisory votes on executive compensation should occur every year, every two years, or every three years. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the advisory approval of this proposal.

        After careful consideration, the Board of Directors recommends that future stockholder say-on-pay advisory votes on executive compensation be conducted annually. There is a range of views on the appropriate frequency for say-on-pay advisory votes. However, we believe that an annual vote is appropriate for the Company for several reasons. First, we value the opinions of our stockholders, and accordingly, we wish to give them an opportunity on an annual basis to express their views on the compensation that we provide to our named executive officers. Second, we believe that prompt feedback will better enable us to take our stockholders' views into consideration as we evaluate and make the various compensation decisions that must be made on an annual basis. Finally, compensation practices and strategies evolve over time. A less than annual vote on our executive compensation policies may mean that new compensation policies or practices could be in place for several years before our stockholders would have an opportunity to provide us with their views. Therefore our Board of Directors recommends that you vote to hold an advisory vote on executive compensation every year.

        Although the Board of Directors recommends a say-on-pay advisory vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN." Stockholders are not voting to approve or disapprove of the Board of Directors' recommendation.

        Although this advisory vote regarding the frequency of say-on-pay advisory votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee values the opinions expressed by stockholders and will carefully consider the voting results when deciding how often to conduct future say-on-pay advisory votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE "ONE YEAR" ALTERNATIVE

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2012 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Company's charter and Bylaws. The Company expects that the 2012 Annual Meeting of Stockholders will be held in April 2012, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no later than December 15, 2011 in order to be included in the Company's proxy statement and proxy card for the 2012 Annual Meeting of Stockholders.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director for consideration at the 2012 Annual Meeting of Stockholders under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 2, 2012 and no later than March 3, 2012 in order to be considered at the 2012 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 14 of Article II of the Bylaws.

        The deadline for submitting notice of a stockholder's other proposal for consideration at the 2012 Annual Meeting of Stockholders, under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 2, 2012 and no later than March 3, 2012 in order to be considered at the 2012 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 15 of Article II of the Bylaws.

 FORM 10-K AND OTHER MATTERS

        The Company's Annual Report on Form 10-K, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Committee Report," the "Audit Committee Report" and the Company-operated websites referenced in this Proxy Statement shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2010 TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO TROPICANA ENTERTAINMENT INC., 3930 HOWARD HUGHES PARKWAY, 4TH FLOOR, LAS VEGAS, NV 89169, ATTENTION: SECRETARY.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2010: The Notice of Annual Meeting, this Proxy Statement and the accompanying Annual Report on Form 10-K are available at https://materials.proxyvote.com/89708X.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Lance J. Millage Secretary

April 8, 2011

 Attachment 1

AMENDED AND RESTATED
CHARTER OF
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
TROPICANA ENTERTAINMENT INC.

ADOPTED AS OF MAY 20, 2010

I.     PURPOSE OF THE COMMITTEE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Tropicana Entertainment Inc. (the "Company") to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit and surveillance functions.

        The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

        The Committee will report regularly to the Board on its activities, as appropriate, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit and surveillance functions.

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of expenses that are necessary or appropriate in carrying out the Committee's duties.

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting audits or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        Committee members are not full-time employees of the Company. It is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each Committee member shall, absent actual knowledge to the contrary, be entitled to rely on (i) the integrity of the Company's employees and those persons and organizations outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC, shall be found qualified to act in such capacity by the New Jersey Casino Control Commission (the "Commission") and any shall satisfy any additional requirements that the Board deems appropriate.

1

        Committee members must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after being appointed to the Committee. In addition, at least one member of the Committee shall be designated by the Board to be the "audit committee financial expert," as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the "Act").

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

        The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

        Any vacancy on the Committee shall be filled by the Board, and no member of the Committee shall be removed except by the Board. The Commission and the New Jersey Division of Gaming Enforcement (the "Division") shall receive immediate notice of any change in the composition of the Committee, and no person shall be appointed to the Committee without the prior approval of the Commission

III.  MEETINGS OF THE COMMITTEE

        The chairperson of the Committee (or in his or her absence, a member designated by the chairperson) shall preside at each meeting of the Committee and, in consultation with the other Committee members and management, set the agendas for Committee meetings.

        The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than quarterly. The Committee, in its discretion, may ask any officer or employee of the Company or the Company's outside counsel or independent advisors to attend its meetings (or portions thereof) or to meet with any members of, or consultants to, the Committee. The Committee shall meet separately on a periodic basis in separate executive sessions with (i) management, (ii) the Company's chief compliance officer, (iii) the persons responsible for the Company's internal audit and surveillance functions, and (iv) the Company's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee shall maintain minutes of its meetings. The Committee shall provide copies of its meeting minutes to the Commission and the Division within seven (7) days after their formal adoption.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        Consistent with and subject to applicable law and rules and regulations promulgated by the SEC or other applicable regulatory authorities:

Selection, Evaluation and Oversight of the Auditors

  (a)
  The Committee will be solely responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest

2

    services for the Company, and each such public accounting firm must report directly to the Committee (the public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K, if any, is referred to in this Charter as the "independent auditors").

  (b)
  The Committee will review and approve in advance the independent auditors' annual engagement letter, including the proposed fees, as well as all audit and, as provided in the Act and the SEC rules and regulations, all permitted non-audit engagements and relationships between the Company and the independent auditors. Approval of audit and permitted non-audit services will be made by the Committee. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approval of audit and permitted non-audit services (provided, that the person or persons granting such approval shall report such approval to the Committee at the next scheduled meeting) or as otherwise provided in any pre-approval policy that may be adopted from time to time by the Committee.

  (c)
  The Committee will review the performance of the Company's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

  (d)
  The Committee will obtain at least annually from the Company's independent auditors and review a report describing:

  (i)
  the independent auditors' internal quality-control procedures;

  (ii)
  any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

  (iii)
  all relationships between the independent auditors and the Company or its majority shareholder (including a description of each category of services provided by the independent auditors to the Company or its majority shareholder and a list of the fees billed for each such category).

  (e)
  The Committee will evaluate the independence of the Company's independent auditors by, among other things:

  (i)
  monitoring compliance by the Company's independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

  (ii)
  monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

  (iii)
  engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

  (iv)
  considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors independence; and

  (v)
  discussing with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team.

3

  (f)
  The Committee will review and discuss with the independent auditors their annual audit plan, including the timing, staffing and scope of audit activities, and monitor such plan's progress and results during the year.

        The Committee will present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

Oversight of Financial Statement and Disclosure Matters

The Committee will

  (a)
  Review and discuss with management and the independent auditor the results of the year-end audit and the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K, if any.

  (b)
  Review and discuss with management and the independent auditor the Company's quarterly financial statements and disclosures made in management's discussion and analysis prior to the filing of its Form 10-Q, if any, including the results of the independent auditor's review of the quarterly financial statements.

  (c)
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  (d)
  Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

  (e)
  Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K, if any.

  (f)
  Review and discuss quarterly reports from the independent auditors on:

  (i)
  all critical accounting policies and practices to be used;

  (ii)
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the other use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  (iii)
  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  (g)
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  (h)
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

4

  (i)
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  (j)
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  (k)
  Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q, if any, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Internal Audit and Surveillance Functions

  (a)
  The supervisors of the internal audit and surveillance departments at the Tropicana Casino and Resort in Atlantic City, New Jersey ("Tropicana Atlantic City") shall report directly to the Company's senior executives responsible for internal audit and surveillance, respectively, who, in turn, shall report directly to the Committee. Such direct reporting shall encompass matters of policy, purpose, responsibility, authority and resources in accordance with appropriate statutory and regulatory requirements, including but not limited to: the capacity of staff and adequacy of resources; independence and reporting obligations; and audit plans for the coming year, coordination of such plans with the work of the independent auditors, progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan, and findings from completed internal audits. In addition, the Committee and/or the senior executives of the company responsible for internal audit and surveillance shall control the hiring, termination, discipline and compensation of the supervisors of the internal audit and surveillance departments, respectively, at Tropicana Atlantic City.

  (b)
  The Committee will review the following:

  (i)
  the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors, management and the persons responsible for the Company's internal audit function;

  (ii)
  the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company's Annual Report on Form 10-K, if any;

  (iii)
  the Committee's level of involvement and interaction with the Company's internal audit function, including the Committee's line of authority and role in appointing and compensating employees in the internal audit function;

  (iv)
  the appointment and replacement of the senior internal audit or senior surveillance executive; and

  (v)
  any significant reports to management prepared by the internal auditing department and management's responses.

5

  (c)
  The Committee will periodically review with the Company's Chief Executive Officer, Chief Financial Officer and independent auditors:

  (i)
  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

  (ii)
  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

  (d)
  The Committee will review with management the progress and results of all internal audit projects, including, without limitation, the internal audit and any changes to the scope of the internal audit and, when deemed necessary or appropriate by the Committee, direct the Company's Chief Executive Officer to assign additional internal audit projects to the persons responsible for the Company's internal audit.

  (e)
  The Committee will review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies.

  (f)
  The Committee will receive periodic reports from the Company's independent auditors, management and the persons responsible for the Company's internal audit function to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

Oversight of the Company's Compliance Program

  (a)
  The Committee will oversee the Company's Compliance Committee Program initially adopted on March 11, 2010 (the "Compliance Program"), and as may be amended from time to time, for the purpose of (1) monitoring compliance with gaming laws applicable to the business operations of the Company and its affiliates; (2) performing due diligence with respect to employees, prospective directors or managers, vendors and others providing services to the Company and its affiliates; (3) performing due diligence with respect to proposed transactions and associations; and (4) advising management of the Company of any gaming law compliance problems or situations which may adversely affect the regulatory good standing of the Company in any of the jurisdictions in which it operates.

  (b)
  The Committee will oversee the Company's compliance committee (the "Compliance Committee") created pursuant to the Compliance Program and the Compliance Committee shall report on all matters within its scope directly to the Committee.

  (c)
  The Committee will meet periodically (and at least quarterly) with the Compliance Committee to discuss any matters within the scope of the Compliance Program, including policies and procedures with respect to legal and regulatory compliance.

Additional Risk Oversight

        In addition to the risk management controls and procedures referenced above under the headings "Oversight of the Company's Internal Audit and Surveillance Functions" and "Oversight of the Company's Compliance Program:"

  (a)
  The Committee will discuss policies with respect to risk assessment and risk management and discuss guidelines and policies to govern the process by which management assesses and manages the Company's exposure to risk.

6

  (b)
  The Committee will meet periodically with management to review the Company's major risk exposures and the steps management has taken to monitor and control such exposures.

Miscellaneous

  (a)
  The Committee may determine the circumstances, if any, under which the Company will employ employees or former employees of the Company's independent auditors.

  (b)
  The Committee will meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company.

  (c)
  The Committee will establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or of concerns regarding illegal, unethical or other questionable conduct or conflicts of interest at the Company. Such procedures will initially be contained in the Company's Code of Business Conduct and Ethics (the "Code").

  (d)
  The Committee will establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company's Chief Executive Officer or general counsel in relation thereto. Such procedures will initially be contained in the Code.

  (e)
  The Committee shall obtain from the independent auditor continual assurance that Section 10A(b) of the Exchange Act has not been implicated.

7

 Attachment 2

TROPICANA ENTERTAINMENT INC.
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

ADOPTED ON APRIL 23, 2010

I.     PURPOSE

        The Compensation Committee (the "Committee") shall have overall responsibility with respect to designing, approving and evaluating compensation for Executive Officers (as defined in Section III(1) below) of Tropicana Entertainment Inc. (the "Company") and for the other compensation and employment matters described herein and shall have authority to review and approve such other compensation and employment related matters, as the Committee deems appropriate. The Committee shall review and approve the Company's overall compensation philosophy.

II.    COMPOSITION

        The Compensation Committee shall consist of at least two directors appointed by resolution of the Board of Directors of the Company (the "Board") and shall serve at the discretion of the Board. To the extent applicable, all directors on the Committee shall satisfy the independence requirements from time to time in effect of (i) Section 162(m) of the Internal Revenue Code of 1986, as amended, for "outside directors"; (ii) Section 16 of the Securities Exchange Act of 1934, as amended, for "nonemployee directors"; and (iii) the requirements of any stock market, if any, on which the Company's securities may be listed for "independent directors."

        Notwithstanding the foregoing, if it is determined that a director failed to satisfy any of these standards at the time the Committee approved any action, that shall nonetheless not invalidate the action unless required by law or unless the remaining members of the Committee determine that satisfaction of such standard was necessary to achieve the fundamental purpose of the action.

        The Committee's chairperson shall be designated by a majority vote of the Committee. The Committee may form and delegate authority to subcommittees when it deems appropriate.

III.  FUNCTIONS AND AUTHORITY

        The functions and authority of the Committee shall include, but not be limited to:

  1.
  the review and approval, of any employment agreement, offer letter, retention agreement, severance/separation/release, change of control and/or relocation policies or agreements, compensation agreement or arrangement and any amendments, supplements or policy modifications thereto of a current or prospective employee with a base annual salary, plus any sign-on bonus, plus any maximum potential annual bonus which, in aggregate, is in excess of USD (or U.S. dollar equivalent) $300,000.00 for (i) each executive officer of the Company, including without limitation, to the extent applicable, each officer of the Company who is a "named executive officer" as defined in Item 402(a) of Regulation S-K; (ii) each senior vice president of the Company or higher; (iii) each direct report to the Company's Chief Executive Officer ("CEO"), excluding any non-exempt administrative staff; and (iv) such other senior officers of the Company as the Committee deems appropriate (collectively, (i), (ii), (iii), (iv) and (iv), the "Executive Officers"):

  (i)
  annual base salary level;

  (ii)
  bonus and other annual incentives;

1

    (iii)
    options, equity grants, supplemental executive retirement plans and other long-term incentives;

    (iv)
    employment agreements, offer letters, term sheets, severance and/or retention arrangements, and change in control provisions/agreements, in each case to the extent applicable;

    (v)
    policies relating to employment and/or benefits, including without limitation, relocation policies, severance and retention policies and change in control policies;

    (vi)
    other perquisites or supplemental benefits, other than those available generally to salaried employees;

    (vii)
    other employment, compensation, or benefit related-terms, including, without limitation, any spot bonuses; and

    (viii)
    amendments, supplements or modifications to any of the foregoing clauses (i) through (vii) or any increase in salary, bonus, equity grants, prerequisites, or other compensation paid to any Executive Officer.

  2
  the evaluation of the performance of the CEO, the other Executive Officers and such other senior officers as the CEO may deem appropriate, it being understood that any such evaluation, other than that of the CEO, may be based upon an evaluation of such officer by the CEO or such other supervising officer or officers as appropriate;

  3.
  to the extent applicable, the review and discussion with the CEO and Chief Financial Officer of public disclosures relating to compensation matters, including any Compensation Discussion and Analysis, and the issuance of a report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in the Company's applicable filings with the SEC approved by the Committee;

  4.
  the authority to hire, at the Committee's discretion, any independent consultant, accountant, legal counsel or other advisor on matters of employment, executive compensation, employee benefits or such other areas of expertise as the Committee deems necessary; and to appropriate Company funds as needed with respect thereto;

  5.
  the oversight of, the administration of, and approval of, the grants and terms of any options, restricted stock or other equity, phantom equity, or stock appreciate right awarded under the Company's Incentive Plans (as defined below), including, in the sole discretion of the Committee, the delegation of authority to the CEO to make such grants to non-executive officers of the company in accordance with and subject to (i) Delaware corporate law; (ii) Section 162(m) of the Internal Revenue Code; (iii) Section 16 of the Securities Exchange Act of 1934; (iv) applicable requirements of any exchange on which the shares of the Company's common stock may be listed; (v) any limits or restrictions contained in any of the plans or other documents governing any such grants, including, without limitation, relating to the availability of shares; and (vi) any other guidelines, procedures or restrictions imposed by the Committee;

  6.
  the approval, adoption, amendment and/or termination of any Company employee incentive plans, including without limitation, (i) any corporate incentive plan or other bonus plan (including without limitation, "spot" or "one-time bonuses"); (ii) any sales incentive plan; (iii) any plan relating to the grant of restricted stock, phantom stock, stock appreciation rights, options or other equity awards or equity based compensation, and all other employee incentive plans (collectively, the "Incentive Plans");

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  7.
  the approval of any non-customary compensation, payment, equity grant or award, severance, relocation, perquisite or other benefit outside the terms and conditions contained in any applicable plan relating thereto that is approved by the Committee, which has cash value, individually in excess of USD (or U.S. dollar equivalent) $10,000.00 or, in aggregate for all possible participants, in excess of USD (or U.S. dollar equivalent) $50,000.00.

  8.
  the annual review and approval of all Company human resources plans, arrangements and policies including contributions to same including, without limitation: (i) defined contribution plans (e.g. 401k); (ii) defined benefit pension plan(s); (iii) all employee health and medical plans; (iv) other benefits, relocation policies or programs, incentives, programs, favors of any kind, financial or otherwise; and (v) any other compensatory plan, arrangement or benefit with a value, for an individual participant in excess of USD (or U.S. dollar equivalent) $50,000.00 annually or in the aggregate for all possible participants, in excess of USD (or U.S. dollar equivalent) $200,000.00 annually or such other amounts as may otherwise determined by the Committee;

  9.
  the review and the recommendation of compensation to be paid to any member of the Board to the full Board for review and approval;

  10.
  to the extent it deems appropriate, to review and establish the peer group of companies to benchmark an Executive Officer's compensation and any of the Company's compensation programs against;

  11.
  the review of the Company's incentive and compensation programs to conduct a risk assessment;

  12.
  the determination whether to adopt any stock ownership guidelines for the Board of Directors or Executive Officers and to monitor compliance with such guidelines to the extent applicable;

  13.
  to annually review the Committee's Charter and to adopt any revisions or restatements thereof in the discretion of the Committee; and

  14.
  any other matters delegated to the Committee by the Board.

IV.    MEETINGS

        The Committee will hold meetings as and when the Committee deems appropriate upon the request of any member of the Committee. The Committee may meet in person, by audio conference or by video conference. A majority of the members of the Committee, or a subcommittee formally appointed by a majority of the members of the Committee, shall constitute a quorum for the transaction of business at a meeting. The vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or such subcommittee (if applicable). Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent in writing setting forth the action to be taken, shall be signed by all the members of the Committee in counterpart or otherwise and filed with the Corporate Secretary of the Company. Such consent shall have the same force and effect as a unanimous vote of the Committee.

V.     MINUTES AND REPORTS

        Minutes of each Committee meeting will be kept by the Company's Secretary, or in absence of the Company's Secretary, a person designated by the Committee, and distributed to each member of the Committee for such member's approval and, upon such approval, made available to other members of the Board. The Committee will report to the Board whenever so requested by the Board.

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 Attachment 3

TROPICANA ENTERTAINMENT INC.
CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

ADOPTED ON FEBRUARY 8, 2011

I.     PURPOSE

        The Nominating and Governance Committee (the "Committee") shall have overall responsibility with respect to (a) identifying individuals qualified to become members of the Board of Directors of the Company (the "Board") of Tropicana Entertainment Inc. (the "Company"), consistent with the criteria set forth herein or other criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; (b) developing and recommending to the Board a set of corporate governance guidelines and principles (the "Guidelines") applicable to the Company; and (c) overseeing the evaluation of management.

II.    COMPOSITION

        The Committee shall consist of at least two directors appointed by resolution of the Board and shall serve at the discretion of the Board. To the extent applicable, all directors on the Committee shall satisfy the independence requirements from time to time in effect of any stock market on which the Company's securities may be listed for "independent directors."

        Notwithstanding the foregoing, if it is determined that a director failed to satisfy any of these standards at the time the Committee approved any action, that shall nonetheless not invalidate the action unless required by law or unless the remaining members of the Committee determine that satisfaction of such standard was necessary to achieve the fundamental purpose of the action.

        The Committee's chairperson shall be designated by the Board or, if not so designated by the Board, a majority vote of the Committee. The Committee may form and delegate authority to subcommittees when it deems appropriate.

III.  FUNCTIONS AND AUTHORITY

        The functions and authority of the Committee shall include, but not be limited to:

  Board Selection and Composition

  1.
  Establish procedures for the selection of directors.

  2.
  Identify and review qualified individuals to be nominated for election to the Board, including stockholder nominees.

  3.
  Review the qualifications of candidates for election or re-election to the Board, including capability, availability to serve, conflicts of interest, and, in the case of incumbent directors, changes in circumstances.

  4.
  Recommend for the Board's selection candidates for election or re-election to the Board at the annual meeting of stockholders and to fill vacancies that may occur at other times, including vacancies resulting from an increase in the size of the Board.

  5.
  Receive disclosures relating to a director's independence and assist the Board in making determinations as to the independence of the directors and as to their satisfaction of applicable legal and regulatory requirements.

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  Evaluation of the Board and Board Committees

  6.
  Assist the Board in conducting an annual review of the effectiveness, size and composition of the Board as a whole, including size, in-person attendance, whether the Board reflects the appropriate degree of independence as required by any stock market, if any, on which the Company's securities may be listed and applicable law and regulation, sound judgment, business specialization, technical skills, diversity, and other desired qualities, and satisfies the other requirements set forth in the Guidelines, and make appropriate recommendations for improving performance.

  7.
  Annually review the composition of each committee and committee charters and present recommendations for committee memberships and modification to the committee charters to the Board as needed after consultation with individual directors and the Chairman of the Board.

  Corporate Governance

  8.
  In consultation with the Chairman of the Board and the Chief Executive Officer of the Company, develop and recommend to the Board the Guidelines and modifications or additions to the Guidelines or the Company's other corporate governance policies or procedures.

  Evaluation of Management

  9.
  Ensure that management is evaluated regularly, either by the Committee, by another committee of the Board or by the directors as a group.

  Other

  10.
  At least annually, review the Committee's charter, structure, process, membership requirements and, to the extent required by the requirements from time to time in effect of any stock market on which the Company's securities may be listed, performance, and submit any recommended changes to the Board.

  11.
  Report to the Board as necessary regarding the Committee's recommendations and activities or as the Board otherwise requests.

  12.
  Review periodically with the Chairman of the Board and the Chief Executive Officer of the Company the succession plans relating to positions held by executive officers.

  13.
  Evaluate stockholder proposals for inclusion in the Company's annual proxy statement to determine if such proposal is in the best interest of the Company and make a recommendation to the Board regarding each proposal.

  14.
  Hire or terminate, at the Committee's discretion, any search firm to be used to identify director candidates, and to appropriate Company funds as needed with respect thereto.

  15.
  Annually review the Committee's Charter and to adopt any revisions or restatements thereof in the discretion of the Committee.

  16.
  Any other matters delegated to the Committee by the Board.

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IV.    MEETINGS

        The Committee will hold meetings as and when the Committee deems appropriate upon the request of any member of the Committee. The Committee may meet in person, by audio conference or by video conference. A majority of the members of the Committee, or a subcommittee formally appointed by a majority of the members of the Committee, shall constitute a quorum for the transaction of business at a meeting. The vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or such subcommittee (if applicable). Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent in writing setting forth the action to be taken, shall be signed by all the members of the Committee in counterpart or otherwise and filed with the Corporate Secretary of the Company. Such consent shall have the same force and effect as a unanimous vote of the Committee.

V.     MINUTES AND REPORTS

        Minutes of each Committee meeting will be kept by the Company's Secretary, or in absence of the Company's Secretary, a person designated by the Committee, and distributed to each member of the Committee for such member's approval and, upon such approval, made available to other members of the Board. The Committee will report to the Board whenever so requested by the Board.

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Tropicana Entertainment Inc. 3930 Howard Hughes Parkway, 4th Floor Las Vegas, Nevada 89169 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 2, 2011. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3 and will be voted for “1 YEAR” for Item 4. By signing the proxy, you revoke all prior proxies and appoint Daniel A. Ninivaggi and Lance J. Millage, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments. See reverse for voting instructions. TROPICANA ENTERTAINMENT INC. ANNUAL MEETING OF STOCKHOLDERS Monday, May 2, 2011 1:00 p.m., New York City time Proskauer Rose LLP Eleven Times Square New York, New York 10036

COMPANY # TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3 and Recommends 1 YEAR for Item 4. 1. Election of 01 Daniel A. Cassella 03 Carl C. Icahn 05 Daniel A. Ninivaggi ¦ Vote FOR ¦ Vote WITHHELD directors: 02 Hunter C. Gary 04 James L. Nelson 06 Daniel H. Scott all nominees from all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. ¦ For ¦ Against ¦ Abstain 3. To approve the advisory resolution on executive compensation. ¦ For ¦ Against ¦ Abstain 4. To approve holding an advisory vote on executive compensation every 1, 2 or 3 years, as indicated. ¦ 1 Year ¦ 2 Years ¦ 3 Years ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ¦ Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/tpca Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 1, 2011. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 1, 2011. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 TROPICANA ENTERTAINMENT INC. Please detach here

QuickLinks

ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS (Item No. 1 on Proxy Card)
2010 DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item No. 2 on Proxy Card)
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION (Item No. 3 on Proxy Card)
PROPOSAL 4 ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (Item No. 4 on Proxy Card)
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2012 ANNUAL MEETING
FORM 10-K AND OTHER MATTERS
OTHER MATTERS
  Attachment 1
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TROPICANA ENTERTAINMENT INC. ADOPTED AS OF MAY 20, 2010
  Attachment 2
TROPICANA ENTERTAINMENT INC. CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ADOPTED ON APRIL 23, 2010
  Attachment 3
TROPICANA ENTERTAINMENT INC. CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS ADOPTED ON FEBRUARY 8, 2011